Exhibit 5.01

August 3, 2017
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
Ladies and Gentlemen:
As counsel to Chegg, Inc., a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-3 (File Number 333-219592) filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 31, 2017 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the proposed issuance and sale, from time to time, by the Company of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Company currently proposes to sell an aggregate of 2,300,000 additional shares of Common Stock (the “Additional Shares”) under the Registration Statement in an underwritten offering. We refer to the prospectus prepared in connection with the Registration Statement as the “Prospectus.” At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).
In connection with our opinion expressed below we have examined originals or copies of the Company’s current certificate of incorporation and bylaws, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees of the Board and the Company’s stockholders relating to the Registration Statement, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.
We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Secretary of State of the State of Delaware and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Additional Shares as of the date of this letter.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law.

August 3, 2017

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Additional Shares, there will not have occurred any change in the law or the facts affecting the validity of the Additional Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Company’s current certificate of incorporation and bylaws, and (ii) at the time of the offer, issuance and sale of any Additional Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Additional Shares subsequent to the date hereof and the compliance by the Company with the terms of such Additional Shares will not result in a violation of the Company’s current certificate of incorporation or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.
Based upon, and subject to, the foregoing, it is our opinion that the 2,300,000 Additional Shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Board and committees thereto, will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
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This opinion is intended solely for use in connection with the issuance and sale of the Additional Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks, only as of the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP